UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On May 10, 2018, Spirit Airlines, Inc. (“Spirit”) completed a private placement of an aggregate amount of $115,235,000 of Spirit Airlines, Inc. Pass Through Certificates, Series 2015-1C (the “Class C Certificates”).
In connection therewith, Spirit and Wilmington Trust, National Association, as loan trustee (the “Loan Trustee”), entered into fifteen (15) separate participation agreement amendments (each, a “Participation Agreement Amendment”) on May 10, 2018 to existing participation agreements that were entered into by Spirit and the Loan Trustee during the period from October 2015 to February 2017 (each, an “Existing Participation Agreement”, and each Existing Participation Agreement, as amended by the related Participation Agreement Amendment, an “Amended Participation Agreement”) in connection with the financing of the Aircraft (as defined hereafter). The other parties to the Participation Agreement Amendments are Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”); as pass through trustee (the “Class A Trustee”) under the existing pass through trust formed by Spirit on August 11, 2015 in connection with the issuance and sale of Spirit Airlines, Inc. Pass Through Certificates, Series 2015-1A (the “Class A Certificates”); as pass through trustee (the “Class B Trustee”) under the existing pass through trust formed by Spirit on August 11, 2015 in connection with the issuance and sale of Spirit Airlines, Inc. Pass Through Certificates, Series 2015-1B (the “Class B Certificates”); and as pass through trustee (the “Class C Trustee” and, together with the Class A Trustee and the Class B Trustee, the “Trustees”) under the pass through trust newly formed by Spirit on May 10, 2018 in connection with the issuance and sale of the Class C Certificates. The Participation Agreement Amendments provide for the issuance by Spirit of series C equipment notes (the “Series C Equipment Notes”), in the aggregate principal amount of $115,235,000, pursuant to fifteen (15) separate indenture amendments (each, an “Indenture Amendment”) to existing indenture and security agreements that were entered into by Spirit and the Loan Trustee during the period from October 2015 to February 2017 (each, an “Existing Indenture”, and each Existing Indenture, as amended by the related Indenture Amendment, an “Amended Indenture”) in connection with the financing of the Aircraft.
The Series C Equipment Notes are secured by twelve (12) Airbus A321-200ceo aircraft delivered new to Spirit during the period from October 2015 to January 2017 and three (3) Airbus A320-200ceo aircraft delivered new to Spirit during the period from March 2016 to June 2016 (each such aircraft, an “Aircraft” and, collectively, the “Aircraft”). The Aircraft also secure the series A equipment notes and the series B equipment notes previously issued pursuant to the Existing Indentures.
The Series C Equipment Notes have been purchased by the Class C Trustee, using the proceeds from the sale of a total of $115,235,000 of Class C Certificates. The Series C Equipment Notes bear interest at the rate of 4.930% per annum. The Class C Certificates rank generally junior to the Class A Certificates and the Class B Certificates.

The interest on the issued and outstanding Series C Equipment Notes is payable semi-annually on each April 1 and October 1, beginning on October 1, 2018. Principal payments on the issued and outstanding Series C Equipment Notes are scheduled for payment on April 1 and October 1 in certain years, commencing on October 1, 2018 and ending on April 1, 2023. Maturity of the Series C Equipment Notes may be accelerated upon the occurrence of certain events of default, including failure by Spirit (in some cases after notice or the expiration of a grace period, or both) to make payments under the applicable Amended Indenture when due or to comply with certain covenants, as well as certain bankruptcy events involving Spirit. The Series C Equipment Notes issued with respect to each Aircraft will be secured by a lien on such Aircraft and also will be cross-collateralized by the other Aircraft financed pursuant to the Amended Participation Agreements and the Amended Indentures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2018	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel